                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):   October 21, 1999
                                                             ----------------


                                HotJobs.com, Ltd.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        0-26891                                         13-3931821
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


24 West 40th Street, 14th Floor, New York, NY             10018
---------------------------------------------           ----------
  (Address of Principal Executive Offices)              (Zip Code)


                                 (212) 302-0060
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         A copy of the Company's press release announcing certain of its financial results for three months ended September 30, 1999 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits. The following documents are filed as exhibits to this report:

             99.1      Press Release dated October 21, 1999.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HotJobs.com, Ltd.
                                             -----------------
                                             (Registrant)


                                             By: /s/ Richard S. Johnson
                                                 --------------------------
                                                 Name: Richard S. Johnson
                                                 Title: President and Chief
                                                        Executive Officer




Dated:  November 1, 1999

                                  Exhibit Index



Exhibit

         99.1     Press Release, dated October 21, 1999.

FOR IMMEDIATE RELEASE
October 21, 1999

                HOTJOBS.COM THIRD QUARTER REVENUE INCREASES 393%
                            OVER PRIOR YEAR'S QUARTER


New York, NY, October 21, 1999 - HotJobs.com, Ltd. (Nasdaq: HOTJ) today announced its financial results for the quarter ended September 30, 1999. Revenue for the third quarter of 1999 increased to $5.6 million, a 393% increase over third quarter 1998 revenue of $1.1 million, and a 49% increase over second quarter 1999 revenue of $3.8 million. During the first nine months of 1999, HotJobs.com generated revenue of $12.1 million, a 441% increase over the $2.2 million of revenue generated during the same nine-month period last year.

The pro forma net loss was $0.28 per basic and diluted share for the quarter ended September 30, 1999, excluding the effects of the non-cash compensation charge and the beneficial conversion feature recognized in the quarter in conjunction with the August 1999 IPO, compared to a net loss of $0.01 in the same quarter last year. The pro forma net loss was $0.54 per basic and diluted share for the nine months ended September 30, 1999, excluding the effects of the non-cash compensation charge and the beneficial conversion feature recognized in the nine-month period in conjunction with the IPO, compared to a net loss of $0.06 during the same period last year.

The increase in the Company's pro forma net loss per share in the quarter and nine months ended September 30, 1999, compared to the same periods in 1998, primarily reflects increased sales and marketing expenditures incurred to heighten brand awareness and increased staffing to grow the business.

The Company reported a $1.00 net loss per basic and diluted share attributable to common stockholders for the third quarter of 1999, compared to a net loss of $0.01 for the same period in 1998. The Company reported a $1.37 net loss per basic and diluted share attributable to common stockholders for the first nine months of 1999, compared to a net loss of $0.06 for the same period in 1998. The reported net loss per basic and diluted share attributable to common stockholders includes the effects of the non-cash compensation charge and the non-cash beneficial conversion feature.

The impact of the excluded non-cash compensation charge and beneficial conversion feature on net loss per basic and diluted share attributable to common stockholders was $0.72 and $0.83 for the quarter and nine months ended September 30, 1999, respectively. The non-cash compensation charge relates to options granted in 1999. The non-cash beneficial conversion feature relates to the 1,620,000 shares of Series A Preferred Stock issued by HotJobs.com in May 1999 with a conversion price below the then-expected IPO price. Refer to Table 1 for a reconciliation of pro forma net loss per share to reported net loss per share attributable to common stockholders.

Richard Johnson, President and Chief Executive Officer of HotJobs.com stated, "We're pleased with the strong revenue growth we achieved this quarter. This growth not only validates our subscription-based recurring revenue model, but also demonstrates that corporate recruiters recognize the efficiencies that HotJobs.com brings to the recruiting process. We look to continue to meet the needs of our customers in the rapidly growing global recruiting marketplace."

HotJobs.com, Ltd. is the most recognized Internet job site and the sixth most recognized e-commerce brand on the Web, according to an independent poll conducted by Opinion Research Corporation International of Princeton, New Jersey. HotJobs.com enables a direct exchange of information between job seekers and employers through its flagship web site, www.hotjobs.com. More than 3,000 recruiters from over 2,500 member employers subscribe to the HotJobs.com online employment exchange. The Company also provides employers with additional recruiting solutions such as its proprietary Softshoe(R) recruiting software, its WorkWorld job fairs, online advertising and consulting services.



"Safe Harbor" Statement Under The Private Securities Litigation Reform Act:
Statements in this release that are not strictly historical are "forward looking" statements which are subject to the many risks and uncertainties that exist in the Company's operations and business environment. These risks and uncertainties include, but are not limited to, the Company's limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement the Company's expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in the Company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 1999, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

                                      # # #


CONTACTS:
Steve Ellis, Chief Financial Officer
Eric Lipkind, VP Finance
Bob Liu, Director of Corporate Communications
(212) 302-0060

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Table 1

                                HotJobs.com, Ltd.
                        Net Loss Per Share Reconciliation
                                   (unaudited)

                                                      Three Months Ended September 30,
                                                      --------------------------------
                                                            1999             1998
                                                          --------         --------
Net loss per share, pro forma                             $   0.28         $   0.01
Non-cash compensation charge                                  0.06               --
Non-cash beneficial
     conversion feature                                       0.66               --
                                                          --------         --------
Net loss per share attributable to common
stockholders, reported                                    $   1.00         $   0.01
                                                          ========         ========


                                                        Nine Months Ended September 30,
                                                        -------------------------------
                                                            1999             1998
                                                          --------         --------
Net loss per share, pro forma                             $   0.54         $   0.06
Non-cash compensation charge                                  0.07               --
Non-cash beneficial
     conversion feature                                       0.76               --
                                                          --------         --------
Net loss per share attributable to common
stockholders, reported                                    $   1.37         $   0.06
                                                          ========         ========

Table 2

                                HotJobs.com, Ltd.
                        Condensed Statement of Operations
                  Nine Months Ended September 30, 1999 and 1998
                     (in millions, except per share amounts)

                                                        Nine Months Ended September 30th
                                                                  (Unaudited)
                                                             1999             1998
                                                           --------         --------
Revenues                                                   $   12.1         $    2.2

Cost of Revenues                                                2.2              0.3

                      Gross Profit                              9.9              1.9

Operating Expenses:
Product Development                                             0.7              0.4
Sales and Marketing                                            15.2              1.9
General and Administrative                                      5.7              0.9
Non-cash Compensation                                           1.5               --
                     Total Operating Expenses                  23.1              3.2
                       Loss From Operations                   (13.2)            (1.3)

Net Interest Income (Expense)                                   0.2               --
                             Net Loss                      $  (13.0)        $   (1.3)

Deemed Dividend Attributable to Issuance of
     Convertible Preferred Stock                              (16.2)              --
Net Loss Attributable to Common Stock                      $  (29.2)        $   (1.3)
Pro Forma Net Loss Per Basic and Diluted Share             $   (0.54)       $   (0.06)
Basic and Diluted Net Loss Per Common Share                $   (1.37)       $   (0.06)
Weighted Average Shares Outstanding Used in Basic
     and Diluted Net Loss Per Common Share
     Calculation                                               21.4             21.1



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Table 3

                                HotJobs.com, Ltd.
                             Condensed Balance Sheet
                                  ($ millions)


                                                                 September 30,   December 31,
                                                                      1999           1998
                                                                    -------         ------
                                                                  (Unaudited)
Cash                                                                $   3.0         $  0.2
Marketable Securities                                                  24.6             --
Accounts Receivable, net                                                4.7            1.6
Property and Equipment, net                                             2.6            0.6
Other Assets                                                            1.7            1.3
                           Total Assets                             $  36.6         $  3.7


Accounts Payable and Accrued Expenses                               $   6.3         $  0.6
Deferred Revenue                                                        3.8            2.0
Due to Affiliate                                                        -              3.6
Other Liabilities                                                       1.5            0.4
                        Total Liabilities                              11.6            6.6
Stockholders' Equity (Deficit)                                         25.0           (2.9)
Total Liabilities and Stockholders' Equity (Deficit)                $  36.6         $  3.7
